                                                                      EXHIBIT 12
                                                                   (PAGE 1 0F 2)

                          MATTEL, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    (Amounts in thousands, except ratios)
                                   (Unaudited)

                                                                         FOR THE
                                                                    THREE MONTHS ENDED
                                                                  -----------------------
                                                                   March 31,    March 31,
                                                                      2000        1999
                                                                  ----------    ---------
EARNINGS AVAILABLE FOR FIXED
        CHARGES:
  Income (loss) from continuing operations before income taxes, cumulative effect of changes in accounting principles and
     extraordinary items                                          ($ 61,644)   ($ 17,420)
  Less (plus) minority interest and
     undistributed income (loss)
     of less-than-majority-owned
     affiliates, net                                                    195          256
  Add:
     Interest expense                                                24,356       24,858
     Appropriate portion of rents (c)                                 3,288        3,831
                                                                  ---------    ---------
 Earnings available for fixed charges                            ($ 33,805)    $  11,525
                                                                  =========    =========
FIXED CHARGES:
  Interest expense                                                $  24,356    $  24,858
  Capitalized interest                                                   49           36
  Appropriate portion of rents (c)                                    3,288        3,831
                                                                  ---------    ---------
  Fixed charges                                                   $  27,693    $  28,725
                                                                  =========    =========
Ratio of earnings to fixed charges                                    (1.22) (d)    0.40 (e)
                                                                  =========    =========

                                                                            FOR THE YEARS ENDED DECEMBER 31, (a)(b)
                                                                  ------------------------------------------------------------
                                                                    1999         1998        1997          1996        1995
                                                                  ---------   ---------    ---------    ----------   ---------
EARNINGS AVAILABLE FOR FIXED
        CHARGES:
  Income (loss) from continuing operations before income taxes, cumulative effect of changes in accounting principles and
     extraordinary items                                          $ 165,336   $ 465,063    $ 425,082    $ 536,756   $ 504,668
  Less (plus) minority interest and
     undistributed income (loss)
     of less-than-majority-owned
     affiliates, net                                                    145        (165)        (144)         303         (36)
  Add:
     Interest expense                                               121,337     110,833       90,130      100,226     102,983
     Appropriate portion of rents (c)                                11,974      16,262       17,665       19,527      19,450
                                                                  ---------   ---------    ---------    ---------   ---------
 Earnings available for fixed charges                             $ 298,792   $ 591,993    $ 532,733    $ 656,812   $ 627,065
                                                                  =========   =========    =========    =========   =========
FIXED CHARGES:
  Interest expense                                                $ 121,337   $ 110,833    $  90,130    $ 100,226   $ 102,983
  Capitalized interest                                                  527         993          991        1,789         693
  Appropriate portion of rents (c)                                   11,974      16,262       17,665       19,527      19,450
                                                                  ---------   ---------    ---------    ---------   ---------
  Fixed charges                                                   $ 133,838   $ 128,088    $ 108,786    $ 121,542   $ 123,126
                                                                  =========   =========    =========    =========   =========
Ratio of earnings to fixed charges                                     2.23 X      4.62 X       4.90 X       5.40 X      5.09 X
                                                                  =========   =========    =========    =========   =========

     (a) Although Mattel merged with The Learning Company, Inc. ("Learning Company") in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment is being reported as a discontinued operation effective March 31, 2000.

     (b) The ratio of earnings to fixed charges for 1995 through 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. ("Tyco") into Mattel, which was accounted for as a pooling of interests.

     (c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

     (d) Primarily as a result of a $53.1 million charge to earnings taken in the first quarter of 2000 related to the departure of certain senior executives, earnings did not cover fixed charges by $61.5 million for the three month period ended March 31, 2000.

     (e) Earnings did not cover fixed charges by $17.2 million for the three month period ended March 31, 1999.

                                                                      EXHIBIT 12
                                                                   (Page 2 of 2)

                          MATTEL, INC. AND SUBSIDIARIES
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                      (Amounts in thousands, except ratios)
                                   (Unaudited)

                                                                          FOR THE
                                                                    THREE MONTHS ENDED
                                                                  -----------------------
                                                                   March 31,   March 31,
                                                                     2000        1999
                                                                  -----------  ----------
EARNINGS AVAILABLE FOR FIXED
        CHARGES:
  Income (loss) from continuing operations before income taxes, cumulative effect of changes in accounting principles and
     extraordinary items                                          ($ 61,644)   ($ 17,420)
  Less (plus) minority interest and
     undistributed income (loss)
     of less-than-majority-owned
     affiliates, net                                                    195          256
  Add:
     Interest expense                                                24,356       24,858
     Appropriate portion of rents (c)                                 3,288        3,831
                                                                  ---------    ---------
 Earnings available for fixed charges                             ($ 33,805)   $  11,525
                                                                  =========    =========
FIXED CHARGES:
  Interest expense                                                $  24,356    $  24,858
  Capitalized interest                                                   49           36
  Dividends - Series B preferred stock                                   --           --
  Dividends - Series C preferred stock                                   --        1,990
  Dividends - Series F preference stock                                  --           --
  Appropriate portion of rents (c)                                    3,288        3,831
                                                                  ---------    ---------
  Fixed charges                                                   $  27,693    $  30,715
                                                                  =========    =========
Ratio of earnings to combined fixed charges and
  preferred stock dividends                                           (1.22) (d)    0.38 (e)
                                                                  =========    =========
                                                                           FOR THE YEARS ENDED DECEMBER 31, (a)(b)
                                                                  ------------------------------------------------------------
                                                                     1999         1998        1997         1996        1995
                                                                  ---------    ---------    --------    ----------   ---------
EARNINGS AVAILABLE FOR FIXED
        CHARGES:
  Income (loss) from continuing operations before income taxes, cumulative effect of changes in accounting principles and
     extraordinary items                                          $ 165,336   $ 465,063    $ 425,082    $ 536,756   $ 504,668
  Less (plus) minority interest and
     undistributed income (loss)
     of less-than-majority-owned
     affiliates, net                                                    145        (165)        (144)         303         (36)
  Add:
     Interest expense                                               121,337     110,833       90,130      100,226     102,983
     Appropriate portion of rents (c)                                11,974      16,262       17,665       19,527      19,450
                                                                  ---------   ---------    ---------    ---------   ---------
 Earnings available for fixed charges                             $ 298,792   $ 591,993    $ 532,733    $ 656,812   $ 627,065
                                                                  =========   =========    =========    =========   =========
FIXED CHARGES:
  Interest expense                                                $ 121,337   $ 110,833    $  90,130    $ 100,226   $ 102,983
  Capitalized interest                                                  527         993          991        1,789         693
  Dividends - Series B preferred stock                                   --          --        2,537        3,406       3,200
  Dividends - Series C preferred stock                                3,980       7,960        7,968        3,985          --
  Dividends - Series F preference stock                                  --          --           --           --       3,342
  Appropriate portion of rents (c)                                   11,974      16,262       17,665       19,527      19,450
                                                                  ---------   ---------    ---------    ---------   ---------
  Fixed charges                                                   $ 137,818   $ 136,048    $ 119,291    $ 128,933   $ 129,668
                                                                  =========   =========    =========    =========   =========
Ratio of earnings to combined fixed charges and
  preferred stock dividends                                            2.17 X      4.35 X       4.47 X       5.09 X      4.84 X
                                                                  =========   =========    =========    =========   =========

     (a) Although Mattel merged with Learning Company in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment is being reported as a discontinued operation effective March 31, 2000.

     (b) The ratio of earnings to combined fixed charges and preferred stock dividends for 1995 through 1997 has been restated for the effects of the March 1997 merger of Tyco into Mattel, which was accounted for as a pooling of interests.

     (c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

     (d) Primarily as a result of a $53.1 million charge to earnings taken in the first quarter of 2000 related to the departure of certain senior executives, earnings did not cover fixed charges by $61.5 million for the three month period ended March 31, 2000.

     (e) Earnings did not cover fixed charges by $19.2 million for the three month period ended March 31, 1999.